LICENSE AGREEMENT


     This License Agreement (the "Agreement") is by and among the following
Parties:

          Inventor:         Ron Salestrom
                            P.O. Box 300
                            Wilcox, Arizona 85644

          Licensee:         American Soil Technologies, Inc.
                            215 North Marengo Avenue
                            Suite 110
                            Pasadena, California 91101

          Polymers Plus:    Polymers Plus, L.L.C.
                            c/o Ron Salestrom
                            P.O. Box 300
                            Wilcox, Arizona 85644

and shall be effective on and as of January 4, 2000. Inventor and Licensee are referred to herein as the "Parties." For and in consideration of the Employment Contract and Royalties referred to herein, Parties agree as follows:

     1. The Invention. Inventor has invented, conceived, developed and reduced to practice a certain invention relating to the use of polymers as a soil additive. The polymers improve moisture retention of the soil and reduce fertilizer consumption of agricultural crops. This invention is referred to in this Agreement as the "Invention." The Invention also includes any and all improvements, enhancements and variations of the Invention heretofore or hereafter made or acquired by Inventor. The Invention has been patented by Inventor. The patents (referred to herein as the "Licensed Patents") covering the Invention are United States Patent Nos. 5,649,495 and 5,868,087.

     2. License. Inventor hereby grants to Licensee, and Licensee hereby accepts from Inventor, an exclusive license to make, use, sell, copy, distribute, lease, modify, improve and in any and every way commercialize the Invention (the "License"). The License includes an exclusive license under the Licensed Patents and any other intellectual property (e.g., trade secrets, know-how, copyrights and trademarks) of Inventor relating to the Invention. The License includes the right to grant sublicenses without approval of the Inventor, on any terms deemed necessary or proper by Licensee, subject only the terms of this Agreement. The scope of the License includes the United States of America and all foreign countries and is not geographically limited. The term of the License if for the life of the Licensed Patents plus, in the case of the other intellectual property described above that is not covered by the Licensed Patents, ten years.

     3. New Patent Applications. Whenever it deems it necessary or proper to do so, Licensee shall be entitled to cause a patent application relating to any new aspects or otherwise unpatented aspects of the Invention to be prepared and filed with the United States Patent and Trademark Office ("Patent Applications"). Each Patent Application shall be filed in Inventor's name as the inventor. Licensee shall control and direct the preparation and prosecution of all Patent Applications through Licensee's patent counsel and shall pay for the costs and expenses of each Patent Application. Inventor shall fully and completely cooperate with Licensee in the preparation, filing and prosecution of any Patent Application. This Section 3 shall also apply to any and all continuation, continuation-in-part, divisional and reissue patent applications which, in whole or in part or directly or indirectly, are based upon or claim any priority from the Licensed Patents or any Patent Application. The decision to file any such continuation, continuation-in-part, divisional or reissue patent application shall rest solely with Licensee.

     4. Improvements. Licensee may file with the United States Patent and Trademark Office additional patent applications claiming any improvement, enhancement or variation of the Invention. Licensee shall control and direct the preparation and prosecution of such patent applications through Licensee's patent counsel and shall pay for the costs and expenses of such patent applications. Inventor shall cooperate with Licensee in the preparation, filing and prosecution of such patent applications. Ownership of such patent applications and any patents issuing therefrom shall be in the name of Inventor.

     5. Foreign Patent Applications. Licensee may file in any foreign countries patent applications claiming the Invention, including any improvements, enhancements or variations thereof. Licensee shall control and direct the preparation and prosecution of such patent applications through Licensee's patent counsel and shall pay for the costs and expenses of such patent applications. Inventor shall cooperate with Licensee in the preparation, filing and prosecution of such patent applications. Ownership of such foreign patent applications and any foreign patents issuing therefrom shall be in the name of Inventor but subject to this Agreement. The provisions of this Section 5 apply to any existing foreign patent applications that have been made by Inventor prior to the date of this Agreement.

     6. Declined Applications. If Licensee decline to file a patent application within the scope of Section 5 or 6 above, Inventor may do so at his cost and expense. In such event, any patent issuing from the application declined by Licensee shall not be deemed a Licensed Patent or included within the License. Licensee shall have no obligation or responsibility with respect to such declined application or declined patent.

     7. Abandonment of Applications. Licensee may abandon or otherwise cease to prosecute or maintain any patent application within the scope of Sections 4, 5 or 6. Prior to such abandonment, Licensee shall give notice of its intent to abandon to Inventor and Inventor may, at his cost and expense, assume control of and responsibility for the patent application in question and continue to prosecute and maintain such application. Any patent issuing from an application abandoned by Licensee shall not be deemed a Licensed Patent or included within the License. Licensee shall have no obligation or responsibility with respect to any such application abandoned by them.

     8. Licensed Patents. As used in this Agreement the term "Licensed Patents" shall mean any and all patents described above as Licensed Patents, together with any patents issuing from any patent application within the scope of Sections 4, 5 or 6 above. Ownership of all Licensed Patents shall be in the name of Inventor but subject in all respects to the terms of this Agreement.

     9. Enforcement. In the event that any third party infringes any Licensed Patent or any right licensed to Licensee under this Agreement, Licensee is authorized to bring suit against such third party in the names of Inventor and Licensee and to settle any such suit or infringement. Licensee shall bear all costs and expenses incurred in connection therewith and shall be entitled to receive and retain any damages or other amounts awarded in such suit or obtained through settlement.

     10. Cooperation. Inventor shall cooperate fully with Licensee in the protection and enforcement of Licensee's rights in and to the Invention and the Licensed Patents. Without limiting the foregoing sentence, Inventor shall:

     11. fully and completely disclose the Invention, and facts relating to the Invention, to Licensee;

     12. promptly disclose all improvements, enhancements and variations of the Invention to Licensee after they are made or acquired by Inventor;

     13. upon Licensee's request, execute a separate writing confirming and/or expressing in more specific language the license of any improvement, enhancement or variation hereunder;

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
     14. upon Licensee's request, sign all papers, make all rightful oaths and do all requisite acts necessary or useful in obtaining, enforcing, sublicensing or protecting any patent or patents to the Invention in the United States or in any foreign country; and

     15. fully cooperate with Licensee in every lawful way in any and every legal proceeding involving the Invention or the Licensed Patents in the United States or in any foreign country.

     16. Warranty. Inventor hereby represents and warrants to Licensee that:

     17. Inventor conceived the Invention;

     18. Inventor is the actual and rightful owner of the Invention and all patent rights and other intellectual property law rights therein;

     19. no other person or entity has any rights, interest or title in or to the Invention (including patent rights thereto); 20. the Invention (including patent rights thereto) is not subject to any mortgage, lien, encumbrance or defect in title;

     21. Inventor has not entered into any license, obligation, assignment, contract or understanding in conflict with this Agreement, other than that certain Exclusive International License Agreement dated August 4, 1998, between Polymers Plus and Inventor, covering United States Patent Nos. 5,649,495, and that certain Exclusive International License Agreement dated May 7, 1999, between Polymers Plus and Inventor, covering United States Patent Nos. 5,868,087, both of which Exclusive International License Agreements are hereby terminated and replaced and superceded in their entirety by the provisions of this Agreement; and

     22. the Invention and the Licensed Patents are not subject to any dispute, arbitration or litigation.

     23. Royalties. Licensee shall pay to Inventor the below-described "Sales Royalty." The Sales Royalty shall be equal to One and One-Half Percent (1.5%) of the net sales received by Licensee as a result of Licensee's ownership of the License under this Agreement. Sales Royalties shall be paid on a calendar quarterly basis to Inventor and shall be due within 45 days of the end of each quarter. Calendar quarters end on the last days of March, June, September and December. Repayment of the Promissory Note executed by Inventor shall be deemed as payment as referred to herein.

     24. Minimum Royalties. No minimum Sales Royalties shall be due Inventor under this Agreement.

     25. Right to Surrender License. Licensee may elect at any time to surrender the License by giving written notice thereof to Inventor. Upon surrender of the License, the License and this Agreement shall terminate and neither Party shall have any further obligation to the other under this Agreement. Sales Royalties accrued prior to such surrender shall remain payable by Licensee to Inventor. Any sublicenses granted by Licensee under the License prior to the surrender shall remain in effect but Inventor shall receive 100% (rather than 20%) of the sublicense fees and revenues from and after the date of any surrender by Licensee of the License.

     26. Manufacture of Prototypes. Inventor shall make and give to Licensee the as many prototypes of the Invention as are reasonably requested by Licensee.

     27. Confidentiality. Inventor understands and agrees that the Invention is confidential and secret and that Inventor shall respect and protect the confidentiality and secrecy of the Invention. Except as authorized in writing by Licensee, Inventor agrees not to:

     28. directly or indirectly disclose, report, reveal, publish or transfer to any other person or entity the Invention, any aspect or part thereof, or any information relating thereto;

     29. directly or indirectly aid, encourage or allow any other person or entity to gain possession of or access to any material or other tangible object embodying any information relating to the Invention or any aspect or part thereof; and

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
     30. directly or indirectly use, sell or exploit the Invention, any aspect or part thereof, or any information relating thereto or aid, encourage, or allow any other person or entity to use, sell or exploit the Invention, any aspect or part thereof, or any information relating thereto.

     Inventor's obligations under this Section shall not apply to anything that Inventor can clearly establish is publicly known or generally employed in the relevant industry through no fault of Inventor. If not already submitted to Licensee, Inventor shall promptly submit to Licensee a list of all persons and other entities to whom the Invention, any aspect or part thereof, or any information relating thereto has been disclosed or submitted. Upon Licensee's request Inventor shall provide to Assignee any and all information concerning any such disclosure or submission.

     31. Noncompetition. Inventor agrees that for a period of three years following the effective date of this Agreement, Inventor shall not, except as Licensee may approve in writing, engage in any employment or activity in or for any business which sells any goods or products which, now or hereafter, compete with the Invention.

     32. Injunctive Relief. Inventor agrees that a breach by Inventor of any obligation of Inventor under this Agreement may cause Licensee immediate and irreparable harm which may not be adequately compensated by monetary damages alone. Accordingly, in the event of a breach or threatened breach by Inventor, Licensee shall be entitled to preliminary and permanent injunctive and other equitable relief in addition to such other remedies as may be available to Licensee for such breach or threatened breach, including the recovery of damages.

     33. Assignment. Licensee may assign this Agreement and the License to any third party assignee who agrees to be bound by this Agreement in the same manner as Licensee is bound hereby. Such assignment shall include an assignment of rights and a delegation of duties and obligations under the Agreement to the assignee. After such assignment and delegation, Licensee shall have no further obligation under the Agreement. This Agreement is personal to Inventor and may not be assigned by Inventor.

     34. Breach. If either Party fails to perform any obligation under this Agreement, said Party shall not be in breach or default of this Agreement unless the other Party gives notice thereof to the Party and the Party fails to cure the nonperformance within 30 days of receipt of such notice. The non performing party shall have 90 days from said date in which to completely cure said Breach. Upon Breach, Inventor shall be entitled to terminate this agreement without further notice.

     35. Licensee's Inventions. This Agreement shall not apply to any inventions (including improvements, enhancements and variations) made by Licensee.

     36. Relationship. Inventor is not an agent, employee, partner, joint venturer or representative of Licensee.

     37. Headings. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

     38. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties and supersedes all prior agreements, representations or understandings between the Parties relating to the subject matter thereof.

     39. Severability. If any provision in this Agreement is invalid or unenforceable, such invalid or unenforceable provision shall be construed, limited and narrowed as necessary (or severed if necessary) to eliminate the invalidity or unenforceability of the provision and the other provisions of this Agreement shall not be affected thereby.

     40. Modification. This Agreement may not be rescinded or modified except by an instrument in writing signed by the Parties hereto.

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
     41. Governing Law. This Agreement shall be interpreted, construed, and enforced according to the laws of the State of Arizona. The Parties agree that any controversy and all matters of dispute arising under this Agreement or relating to the subject matter thereof are to be resolved and, if necessary, litigated in the State of Arizona. The Parties hereby submit to the jurisdiction of the State of Arizona, its courts and federal courts within the State of Arizona for the resolution of any such controversy or dispute.

     42. Notice. Any notice or communication under this Agreement shall be addressed or delivered to the appropriate Party or to Polymers Plus at the addresses set forth above, or to any such address as is given from time to time by the Party or Polymers Plus to the other parties to this Agreement.

     43. Attorneys' Fees. In the event any action or proceeding is brought by either Party or by Polymers Plus against any other party to this Agreement, the prevailing Party shall be entitled to recover attorneys' fees and costs in such amount as the court may adjudge reasonable.

     44. Duplicate Counterparts. This Agreement may be executed in counterparts each of which shall be an original. Said counterparts shall form and represent one and same agreement.

     IN WITNESS WHEREOF, the Parties and Polymers Plus have entered into this Agreement on the dates set forth below, to be effective as of the date first set forth above.


Date: January 4, 2000                   By: /s/ Ronald Salestrom
                                            ------------------------------------
                                            RONALD SALESTROM, Employee


CONSENTED TO BY KATHY SALESTROM, THE SPOUSE OF RONALD SALESTROM:


Date: January 5, 2000                   By: /s/ Kathy Salestrom
                                            ------------------------------------
                                            KATHY SALESTROM


Date: January 4, 2000                   AMERICAN SOIL TECHNOLOGIES, INC.,
                                        a Nevada corporation

                                        By: /s/ Neil C. Kitchen
                                            ------------------------------------
                                        Name: Neil C. Kitchen
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                                        POLYMERS PLUS, L.L.C., an Arizona
                                        limited liability company


Date: January 4, 2000                   By: /s/ Ron Salestrom
                                            ------------------------------------
                                        Name: Ron Salestrom
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

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